UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2006

Date of Report (Date of earliest event reported)

Emergency Filtration Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27421	87-0561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Cassia Way, Suite A115, Henderson, Nevada	89014
(Address of principal executive offices)	(Zip Code)

(702) 558-5164

Registrant's telephone number, including area code

Item 7.01 Regulation FD Disclosure

On May 15, 2005, Emergency Filtration Products, Inc. (the ACompany@) issued a press release reporting on revenues for the first quarter of fiscal 2006, as well as updating the Company=s product order and production status.  The full text of the press release is attached hereto as an exhibit.

The information in Item 7.01 of this report and Exhibit 99 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Press release dated May 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 15, 2006

Emergency Filtration Products, Inc.

By:  /S/ Douglas K. Beplate

Douglas K. Beplate, President